                                                                     EXHIBIT 2.1


================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                 MAIL.COM, INC.

                                 ASIA.COM, INC.

                                 eLONG.COM, INC.

                                       and

                               THE STOCKHOLDERS OF

                                 eLONG.COM, INC.

                                   dated as of

                                 March 14, 2000

================================================================================

                                TABLE OF CONTENTS


                                                                                    Page
                                                                                    ----
                                    ARTICLE I

                                   THE MERGER
Section 1.1    The Merger............................................................1
Section 1.2    Effective Time........................................................2
Section 1.3    Effect of the Merger..................................................2
Section 1.4    Certificate of Incorporation; Bylaws..................................2
Section 1.5    Directors and Officers................................................2
Section 1.6    Additional Actions....................................................3

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

Section 2.1    Conversion of Shares..................................................3
Section 2.2    Exchange of Certificates..............................................6
Section 2.3    No Fractional Securities..............................................6
Section 2.4    Stock Transfer Books..................................................7
Section 2.5    No Further Ownership Rights in Company Stock..........................7

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Section 3.1    Corporate Organization................................................7
Section 3.2    Authorization.........................................................8
Section 3.3    Consents and Approvals; No Violations.................................8
Section 3.4    Capitalization........................................................8
Section 3.5    Financial Statements..................................................9
Section 3.6    Absence of Undisclosed Liabilities....................................9
Section 3.7    Absence of Certain Changes or Events.................................10
Section 3.8    Legal Proceedings, etc...............................................10
Section 3.9    Tax Matters..........................................................11
Section 3.10   Title to Properties and Related Matters..............................12
Section 3.11   Intellectual Property; Proprietary Rights; Employee Restrictions.....13
Section 3.12   Contracts............................................................15
Section 3.13   Employee Matters.....................................................17
Section 3.14   Compliance with Applicable Law.......................................20
Section 3.15   Ability to Conduct the Business......................................21


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
Section 3.16   Major Customers.......................................................21
Section 3.17   Consultants, Sales Representatives and Other Agents...................22
Section 3.18   Accounts Receivable...................................................22
Section 3.19   Insurance.............................................................22
Section 3.20   Bank Accounts; Powers of Attorney.....................................22
Section 3.21   Minute Books, etc.....................................................22
Section 3.22   Related Person Indebtedness and Contracts.............................23
Section 3.23   Brokers; Payments.....................................................23
Section 3.24   Disclosure............................................................23


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES RELATING TO THE STOCKHOLDERS

Section 4.1    Authorization.........................................................23
Section 4.2    Merger Shares.........................................................24


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND ACQUISITION CORP.

Section 5.1    Corporate Organization................................................27
Section 5.2    Authorization.........................................................27
Section 5.3    Consents and Approvals; No Violations.................................27
Section 5.4    Capitalization........................................................28
Section 5.5    SEC Reports...........................................................28
Section 5.6    Brokers; Payments.....................................................29
Section 5.7    Validity of Shares....................................................29
Section 5.8    No Liabilities of Acquisition Corp....................................29
Section 5.9    Absence of Undisclosed Liabilities....................................29
Section 5.12   No Parent Material Adverse Effect.....................................30
Section 5.13   Tax Matters...........................................................30


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

Section 6.1    Transfer of Shares....................................................31
Section 6.2    Reasonable Efforts; Etc...............................................31
Section 6.3    Fees and Expenses.....................................................31
Section 6.4    Nasdaq National Market Listing........................................31
Section 6.5    Tax Covenants.........................................................31
Section 6.6    Legends...............................................................33
Section 6.7    Management Stock Options..............................................33
Section 6.8    Contribution Agreement................................................34

                                   ARTICLE VII

                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

Section 7.1    Non-Competition.......................................................34
Section 7.2    Conduct of Business by the Company and its Subsidiaries...............35


                                  ARTICLE VIII

        CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND ACQUISITION CORP.

Section 8.1    Representations and Warranties True...................................38
Section 8.2    Performance...........................................................38
Section 8.3    Absence of Litigation.................................................38
Section 8.4    Consents..............................................................39
Section 8.5    Additional Agreements.................................................39
Section 8.6    Delivery of Certificates for Cancellation.............................39
Section 8.7    Certificate of Merger.................................................39
Section 8.8    Opinion of Counsel to the Company.....................................39
Section 8.9    Supporting Documents..................................................40


                                   ARTICLE IX

          CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND STOCKHOLDERS

Section 9.1    Representations and Warranties True...................................40
Section 9.2    Performance...........................................................40
Section 9.3    Absence of Litigation.................................................40
Section 9.4    Consents..............................................................41
Section 9.5    Additional Agreements.................................................41
Section 9.6    Certificate of Merger.................................................41
Section 9.7    Shares of Parent Common Stock.........................................41
Section 9.8    Opinion of Counsel to Parent and Acquisition Corp.....................41
Section 9.9    Supporting Documents..................................................41


                                    ARTICLE X

                                   TERMINATION

Section 10.1   Termination...........................................................42
Section 10.2   Effect of Termination.................................................42


                                   ARTICLE XI

           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

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
Section 11.1   Indemnity Obligations..................................................42
Section 11.2   Notification of Claims.................................................44
Section 11.3   Duration...............................................................45
Section 11.4   No Contribution........................................................45


                                   ARTICLE XII

                             MISCELLANEOUS PROVISION

Section 12.1   Amendment..............................................................45
Section 12.2   Waiver of Compliance...................................................46
Section 12.3   Notices................................................................46
Section 12.4   Assignment.............................................................47
Section 12.5   No Third Party Beneficiaries...........................................47
Section 12.6   Public Announcements...................................................47
Section 12.7   Counterparts...........................................................47
Section 12.8   Headings...............................................................47
Section 12.9   Entire Agreement.......................................................47
Section 12.10  Governing Law..........................................................48

                                    EXHIBITS

Exhibit A   Contribution Agreement
Exhibit B   Certificate of Merger (Delaware)
Exhibit C   Escrow Agreement
Exhibit D   Company Disclosure Schedules
Exhibit E   Parent Disclosure Schedules
Exhibit F   Form of Employment Agreement
Exhibit G   Form of Lock-Up Agreement
Exhibit H   Form of Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated as of March 14, 2000 by and among Mail.com, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), Asia.com, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition Corp."), eLong.com, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the stockholders of the Company (the "Stockholders") identified on the signature pages hereto.

       WHEREAS, the respective Boards of Directors of the Parent, Acquisition Corp. and the Company have approved the merger of Acquisition Corp. with and into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation (in such capacity, the "Surviving Corporation") and the stockholders of the Company immediately prior to such Merger will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

       WHEREAS, concurrently with the execution and delivery of this Agreement, Mail.com, certain of the Stockholders and the Company, are entering into a Contribution Agreement in the form of Exhibit A attached hereto (the "Contribution Agreement"), pursuant to which Mail.com and such Stockholders will each make certain contributions to the Surviving Corporation immediately following the consummation of the Merger in exchange for shares of capital stock of the Surviving Corporation;

       WHEREAS, immediately following the contributions to be made pursuant to the Contribution Agreement, Mail.com and the Stockholders party thereto will own, directly or indirectly, all of the issued and outstanding shares of the Surviving Corporation's common stock, par value $0.01 per share (the "Surviving Corporation Stock"); and

       WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

       NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

       SECTION 1.1 THE MERGER. (a) THE MERGER. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), Acquisition Corp. shall be merged with and into the Company, the separate corporate existence of Acquisition Corp. shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

              (b) CLOSING. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date."

       SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL in the form of Exhibit B hereto (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filings being the "Effective Time").

       SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation.

       SECTION 1.4 CERTIFICATE OF INCORPORATION; BYLAWS. (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Company shall be amended in the Merger to be the same as the Certificate of Incorporation of Acquisition Corp., as in effect immediately prior to the Effective Time, and the name of the Surviving Corporation shall be changed to Asia.com, Inc., and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

              (b) BYLAWS. Unless otherwise determined by the Parent prior to the Effective Time, the Bylaws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall, at the Effective Time, be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

       SECTION 1.5 DIRECTORS AND OFFICERS. The directors of Acquisition Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquisition Corp. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

       SECTION 1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition Corp. or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition Corp. or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition Corp. or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

       SECTION 2.1 CONVERSION OF SHARES. (a) CONVERSION OF SHARES. Each share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive (I) the Common Closing Payment (as hereinafter defined), (II) the Common Contingent Payment (as hereinafter defined) and (III) the Unexercised Options Payment (as hereinafter defined). Each share of Series A Preferred Stock, par value $.001 per share, of the Company (the "Company Preferred Stock"), issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive (I) the Preferred Closing Payment (as hereinafter defined), (II) the Preferred Contingent Payment (as hereinafter defined) and (III) the Unexercised Options Payment (as hereinafter defined). The Common Closing Payment and the Preferred Closing Payment are hereinafter referred to as the "Closing Payments" and the Common Contingent Payment and the Preferred Contingent Payment are hereinafter referred to as the "Contingent Payments." The Closing Payments shall be made on the Closing Date. The Contingent Payments (if any) shall be made within twenty
(20) days after the first anniversary of the Closing Date. The Unexercised Options Payment shall be made within twenty (20) days after the Unexercised Options Determination Date (as defined below). Notwithstanding the foregoing, the Parent Shares (as defined below) issuable to the Stockholder Indemnitors (as defined below) on the Closing Date and the Contingent Payment Date that are required to be deposited with the Escrow Agent pursuant to Section 2.1(b) shall not be paid on the Closing Date or, if applicable, the date of payment of the Contingent Payment but shall be deposited with the Escrow Agent and disposed of in accordance with the terms of Section 2.1(b) and the Escrow Agreement. The Closing Payments and the Contingent Payments are based on there being 3,316,750 Fully Diluted Shares issued and outstanding. In this Agreement, "Fully Diluted Shares" means the number of outstanding shares of Company Common Stock immediately prior to the Effective Time, calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities and options (whether vested or unvested), warrants and other rights to purchase Company Common Stock had been converted into or exercised for Company Common Stock.

              (i) The "Common Closing Payment" means 1.24940488 shares of Class A common stock, par value $0.01 per share, of Parent ("Parent Common Stock").

              (ii) The "Preferred Closing Payment" means (A) 1.01288878 shares of Parent Common Stock and (B) 1.54552 shares of Class A common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Class A Common Stock").

              (iii) The "Unexercised Options Payment" means the quotient obtained by dividing (A) the aggregate number of Parent Shares that are not issued but that would have been issuable upon exercise of Company Stock Options (as hereinafter defined) that are cancelled, forfeited or expired unexercised on or before the Unexercised Options Determination Date by (B) the number of Fully Diluted Shares Outstanding (excluding such shares described under clause (iii) (A) above). The "Unexercised Options Determination Date" shall be the earlier of the expiration of the final vesting period for Company Stock Options that are subject to vesting and three years after the Effective Time.

              (iv) The "Common Contingent Payment" means that number of shares of Parent Common Stock obtained by multiplying the number of Parent Shares issued pursuant to the Common Closing Payment (as appropriately adjusted for subsequent stock splits, stock dividends, stock combinations and similar events) by the Contingent Payment Multiple.

              (v) The "Preferred Contingent Payment" means that number of shares of Parent Common Stock obtained by multiplying the number of Parent Shares issued pursuant to the Preferred Closing Payment (as appropriately adjusted for subsequent stock splits, stock dividends, stock combinations and similar events) by the Contingent Payment Multiple.

              (vi) The "Contingent Payment Multiple" means the product obtained by multiplying 0.004 by a fraction, the numerator of which shall be the excess, if any, of the Target Acquisition Amount over the Actual Acquisition Amount and the denominator of which shall be $1,000,000.

              (vii)  The "Target Acquisition Amount" means $50,000,000.

              (viii) The "Actual Acquisition Amount" means the fair market value (determined in the sole discretion of the Board of Directors of Parent) of the aggregate consideration payable by Parent, Asia.com or their respective affiliates in Qualified Acquisitions; provided that if such fair market value is not less than or equal to zero or an integral multiple of $1,000,000, such fair market value shall be deemed to be an amount equal to the nearest integral multiple of $1,000,000.

              (ix) "Qualified Acquisition" means a transaction consummated during the period before the first anniversary of the Closing Date (including the period before the date hereof) in which Parent, Asia.com or any of their respective affiliates acquires, directly or indirectly, by merger or consolidation or by purchasing any equity interest in a portion of the assets of, or by any other means, a majority of the effective economic and voting interests of a business engaged in developing, marketing or providing consumer or business internet portals and related services focused on the Asian market or a portion thereof or a business that is in furtherance of such a business.

              (x) The number of shares of Parent Common Stock issued for each share of Company Common Stock pursuant to the Common Closing Payment is herein referred to as the "Common Exchange Ratio." The number of shares of Parent Common Stock and the number of shares of Surviving Corporation Class A Common Stock issued for each share of Company Preferred Stock pursuant to the Preferred Closing Payment is herein referred to as the "Preferred Exchange Ratio." The aggregate number of shares of Parent Common Stock and Surviving Corporation Class A Common Stock issued pursuant to this Section 2.1(a) shall be referred to in this Agreement as the "Merger Shares"; the aggregate number of shares of Parent Common Stock issued pursuant to Section 2.1(a) shall be referred to in this Agreement as the "Parent Shares"; and the aggregate number of shares of Surviving Corporation Class A Common Stock issued pursuant to Section 2.1(a) shall be referred to in this Agreement as the "Retained Shares." The number of Parent Shares and Retained Shares to be issued to each of the Stockholders is set forth on Schedule 2.1(a).

              (b) ESCROW SHARES. On the Closing Date and on the date of payment of the Common Contingent Payment, Parent shall deliver to American Stock Transfer and Trust Company (the "Escrow Agent") as collateral for the indemnification obligations of the Stockholder Indemnitors (as defined below) hereunder 15% of the Parent Shares issuable pursuant to the Merger to each of the Stockholder Indemnitors (the "Escrow Shares"), in accordance with the Escrow Agreement. Release of the Escrow Shares will be permitted only in accordance with the terms and conditions of the Escrow Agreement. In this Agreement, the "Escrow Agreement" shall mean the escrow agreement, to be executed by Parent, each of the Stockholder Indemnitors and the Escrow Agent in substantially the form of Exhibit C attached hereto. In this Agreement, the "Stockholder Indemnitors" shall mean Justin Yue Tang, Lee Ligang Zhang, Renzhong Chen and Faith Huang. The Stockholder Indemnitors and Parent shall issue joint written instructions to the Escrow Agent (i) to distribute the Escrow Shares, upon final resolution of all claims by the Parent Indemnitees (as defined in Section 11.1) for indemnification under Article XI, to the Parent Indemnitees or the Stockholder Indemnitors or both in accordance with such resolution or (ii) if no claims for indemnification by the Parent Indemnitees shall be made on or before the first anniversary of the Merger, to distribute the Escrow Shares to the Stockholder Indemnitors in accordance with their respective entitlements.

              (c) TREASURY SHARES. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

              (d) ACQUISITION CORP. SHARES. Each share of common stock, par value $0.01 per share, of Acquisition Corp. (the "Acquisition Corp. Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable shares of Class B Common Stock, par value $.01 per share, of the Surviving

Corporation ("Surviving Corporation Class B Common Stock"). Each certificate evidencing ownership of shares of Acquisition Corp. Common Stock shall evidence ownership of such shares of Surviving Corporation Class B Common Stock.

              (e) STOCK OPTIONS. At the Effective Time, all options and warrants to purchase Company Common Stock then outstanding shall be assumed by the Surviving Corporation in accordance with Section 6.7(a) hereof and shall thereafter represent the right to purchase Parent Shares as provided in Section 6.7(a).

       SECTION 2.2 EXCHANGE OF CERTIFICATES. (a) At the Closing, certificates (the "Certificates"), which immediately prior to the Effective Time represented the issued and outstanding shares of Company Common Stock and Company Preferred Stock that were converted into the right to receive Merger Shares pursuant to
Section 2.1(a) shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be canceled in exchange for certificates representing, in the aggregate, the number of whole shares of Parent Common Stock and the number of Retained Shares into which the Company Common Stock and Company Preferred Stock evidenced by the Certificates so surrendered has been converted pursuant to Section 2.1(a) of this Agreement. Such certificates, other than certificates representing Escrow Shares, which certificates shall be delivered to the Escrow Agent on the Closing Date pursuant to Section 2.1(b), shall be delivered to the Stockholders on the Closing Date. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock and the number of Retained Shares into which the shares of Company Common Stock and Company Preferred Stock have been converted but shall have no other rights. From and after the Effective Time, the holders of shares of Company Common Stock and Company Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the number of shares of Parent Common Stock and Surviving Corporation Class A Common Stock into which such shares of Company Common Stock and Company Preferred Stock have been converted.

              (b) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock issuable in exchange therefor and the Surviving Corporation shall issue the shares of Surviving Corporation Class A Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.1(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

       SECTION 2.3 NO FRACTIONAL SECURITIES. No fractional shares of Parent Common Stock or Surviving Corporation Class A Common Stock shall be issuable by the Parent or the Surviving Corporation upon the conversion of shares of Company Common Stock and Company Preferred Stock in the Merger pursuant to Section 2.1(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock and Company Preferred Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock or Surviving Corporation Class A Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the average of the last quoted sale prices for one share of Parent Common Stock on The Nasdaq National Market (or, if Parent Common Stock is not then quoted on The Nasdaq National Market but is traded on a national securities exchange, then such securities exchange) for the fifteen (15) trading days ending with the trading day immediately prior to the Effective Time.

       SECTION 2.4 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock or Company Preferred Stock on the records of the Company.

       SECTION 2.5 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. The Merger Shares delivered upon the surrender for exchange of shares of Company Common Stock and Company Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock and Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Common Stock or Company Preferred Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

       The Company and each of the Stockholder Indemnitors, jointly and severally, represents and warrants to the Parent as set forth below as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the disclosure schedules supplied by the Company dated as of the date hereof and attached hereto as Exhibit D (the "Company Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement.

       SECTION 3.1 CORPORATE ORGANIZATION. Each of the Company and its Subsidiaries (as defined in Section 3.4) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by it or the business currently conducted by it except for those jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined in Section 3.7). The Company has previously delivered to the Parent complete and correct copies of the Certificates of Incorporation and Bylaws, as amended to date, of each of the Company and its Subsidiaries. Schedule 3.1 sets forth a list of each Subsidiary of the Company.

       SECTION 3.2 AUTHORIZATION. The Company has full corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of, and the consummation of the transactions contemplated by, this Agreement have been duly approved by the Board of Directors and the stockholders of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, including judicial discretion in the enforcement of equitable remedies, regardless of whether such enforceability is considered in a proceeding in law or in equity, and requirements of good faith, fair dealing and reasonableness.

       SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, the Contribution Agreement and the Escrow Agreement (collectively, the "Transaction Agreements"), and the ownership and operation of the Company and its subsidiaries by Parent, will not: (i) violate or conflict with any provision of the Certificates of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) (A) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or, except as set forth on
Schedule 3.3, require any consent or the giving of any notice under, any material note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, or (B) result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any such instrument or obligation, (iii) violate or conflict in any material respect with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound or (iv) except as disclosed on Schedule 3.3, require, on the part of the Company or any of its Subsidiaries, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority.

       SECTION 3.4 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 8,975,000 shares of Company Common Stock of which 2,050,000 shares are issued and outstanding, and 1,025,000 shares of Company Preferred Stock, all of which are issued and outstanding. All of the issued and outstanding shares of Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive or other rights, any provision of any contract, agreement or arrangement of any kind or federal, state or foreign securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in
Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock or options, warrants or other securities of the Company. Except as set forth in Schedule 3.4(a), there are no voting trusts, shareholder agreements, proxies or other agreements, arrangements or understandings relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders and (ii) between or among any of the Company's stockholders (collectively, "Company Shareholder Arrangements"). All of the Company Shareholder Arrangements will be terminated upon the Effective Time.

              (b) The capitalization and ownership of capital stock of each Subsidiary of the Company is as set forth in Schedule 3.4(b). Except as set forth in Schedule 3.4(b), the Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation or any limited liability company, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary"). There are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any of the Company's Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any agreements, arrangements or understandings to which any Subsidiary is a party or by which it is bound pursuant to which any Subsidiary is or may be required to issue additional shares of its capital stock or options, warrants or other securities of any Subsidiary.

       SECTION 3.5 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.5(a) are the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 and the unaudited statement of income for the fiscal year ended December 31, 1999 (hereinafter collectively referred to as the "Financial Statements"). Except as set forth on Schedule 3.5(a), the Financial Statements
(i) have been prepared from the books and records of the Company, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby and
(iii) present fairly in all material respects the financial condition and results of operations and cash flows of the Company as at the dates, and for the periods, stated therein.

       SECTION 3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) as set forth on Schedule 3.6, (ii) as set forth or reserved against in the balance sheet of the Company dated as of December 31, 1999 included in the Financial Statements (the "Reference Balance Sheet") and (iii) for obligations and liabilities incurred since December 31, 1999 in the ordinary course of business, which do not individually or in the aggregate exceed $25,000, the Company and its Subsidiaries do not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

       SECTION 3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 3.7, since December 31, 1999, the Company and its Subsidiaries have carried on their business in all material respects in the ordinary course and consistent with past practice. Except as set forth on Schedule 3.7 hereto, since December 31, 1999, neither the Company nor any of its Subsidiaries has: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice, (ii) experienced any Company Material Adverse Effect (as defined below), (iii) made any change in accounting principle or practice or in its method of applying any such principle or practice, (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business, (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible other than liens on equipment leased or purchased on credit having a value not exceeding $10,000 per asset or $50,000 in the aggregate and materialsmen and other similar liens arising by operation of law and discharged in the ordinary course of business, provided that the Company is not in breach in any material respect on its obligations with respect to the obligations secured by such liens, (vi) sold or transferred any of its assets having a value in excess of $10,000 per individual asset or $50,000 in the aggregate for all assets sold or transferred, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights except in the ordinary course of business and consistent with past practice, (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock, (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock,
(ix) repurchased or redeemed any shares of its capital stock, (x) granted any general or specific increase in the compensation payable or to become payable to any of its employees or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined) or (xi) entered into any agreement to do any of the foregoing. The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that is reasonably likely to be, materially adverse to the business, prospects, operations, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

       SECTION 3.8 LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Company (which, for purposes of this Agreement, shall mean the actual knowledge of the Stockholder Indemnitors after reasonable inquiry and the Company), threatened against the Company or any of its Subsidiaries or any of their respective properties, assets or business or, to the knowledge of the Company, pending or threatened against any of the Stockholders, officers, directors, employees, agents or consultants of the Company or any of its Subsidiaries in connection with the business of the Company or any of its Subsidiaries. There are no such suits, actions, claims, proceedings or investigations pending against the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries challenging the validity or propriety of the transactions contemplated by the Transaction Agreements. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company or any of its Subsidiaries is a party, or involving the Company's or any of its Subsidiaries' properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company or any of its Subsidiaries.

       SECTION 3.9 TAX MATTERS. (a) Except as set forth in Schedule 3.9, all Tax returns, reports and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed in respect of the Company and each of its Subsidiaries have been or will be duly and timely filed, have been or will be prepared in compliance with all applicable laws, rules and regulations, and are true, correct and complete, and all Taxes of the Company and each of its Subsidiaries, whether or not shown as due on such returns, reports or other filings, have been or will be fully paid when due. The Company and each of its Subsidiaries has established adequate reserves on their respective books of account for all Taxes and for any liability for deferred income Taxes.

              (b) Except as set forth in Schedule 3.9, there are no actions or proceedings currently pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or such Subsidiary by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company or any of its Subsidiaries, and there are no matters under discussion between the Company or any of its Subsidiaries with any governmental authority regarding claims for the assessment or collection of Taxes. Any unpaid Taxes that have been claimed or imposed as a result of any examinations of any Tax return, report or other filing of the Company or any of its Subsidiaries by any governmental authority are being contested in good faith and are fully described in Schedule 3.9. Except as set forth in Schedule 3.9, there are no agreements or applications by the Company or any of its Subsidiaries for an extension of time for the assessment or payment of any Taxes and no waivers of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due. Neither the Company nor any of its Subsidiaries has received any claim from any taxing authority in a jurisdiction in which the Company or such Subsidiary does not file Tax returns that it is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has a permanent establishment in, or is engaged in a trade or business in, any jurisdiction other than its jurisdiction of organization.

              (c) Except as set forth in Schedule 3.9, there is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company or any of its Subsidiaries that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the United States Internal Revenue Code of 1986, as amended (the "Code"), or that would be subject to an excise tax under Section 4999 of the Code.

              (d) Except as set forth in Schedule 3.9, neither the Company nor any of its Subsidiaries has ever been a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement or arrangement and neither the Company nor any of its Subsidiaries has any liability for any Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-United States law).

              (e) Except as set forth in Schedule 3.9, the Company and each of its Subsidiaries has withheld or deducted all Taxes or other amounts from payments to employees or other persons required to be deducted or withheld, and has timely paid over such Taxes or other amounts to the appropriate governmental authorities to the extent due and payable.

              (f) Neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company or any of its Subsidiaries is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

              (g) Neither the Company nor any of its Subsidiaries is, or has been, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

              (h) Except as set forth in Schedule 3.9, there are no accounting method changes or proposed or threatened accounting method changes with respect to the Company or any of its Subsidiaries, or any other item, that could give rise to an adjustment under Section 481 of the Code (or similar provision of non-United States, state or local law) for periods after the Closing Date, and neither the Company nor any of its Subsidiaries will be required to make any such Section 481 adjustment (or similar adjustment under non-United States, state or local law) as a result of the transactions contemplated by this Agreement.

              (i) Except as set forth in Schedule 3.9, no power of attorney has been granted by the Company or any of its Subsidiaries and is currently in force with respect to any matter relating to Taxes, and no Tax ruling relating to the Company or any of its Subsidiaries has been requested from any governmental authority.

              (j) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all taxes (including, without limitation, any and all income, franchise, sales, use, excise, withholding, employment, payroll, social security or property taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions) imposed or assessed by any federal, state, local or non-United States taxing jurisdiction.

       SECTION 3.10 TITLE TO PROPERTIES AND RELATED MATTERS. (a) Except as set forth on Schedule 3.10(a), the Company and its Subsidiaries have good and valid title to all personal property, tangible or (excluding any Intellectual Property Rights, as defined in Section 3.11) intangible, which the Company or its Subsidiaries purports to own, including the properties reflected on the Reference Balance Sheet or acquired after the date thereof, free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case, (ii) liens for Taxes not yet due and payable and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use, of the property subject thereto or affected thereby or that affect property having a fair market value of less than $10,000 in each individual case). Collectively, such property, the property leased by the Company as disclosed on Schedule 3.10(c) and the Intellectual Property Rights disclosed on Schedule 3.11 constitute all property, tangible or intangible, used by the Company and its Subsidiaries necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

              (b) The Company does not own any real property or any interest in real property, except as set forth in Schedule 3.10(d).

              (c) Schedule 3.10(c) sets forth a list, which is correct and complete in all material respects, of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned or leased by the Company or any of its Subsidiaries with a book value as of December 31, 1999, in each case of $10,000 or more. Except as set forth in
Schedule 3.10(c), all such personal property that is material to the business of the Company and its Subsidiaries is in suitable operating condition (ordinary and reasonable wear and tear excepted) and is physically located in or about one of the Company's or any of its Subsidiaries' places of business and is owned by the Company or any of its Subsidiaries or is leased by the Company or any of its Subsidiaries under one of the leases set forth in Schedule 3.10(d). Except as disclosed in Schedule 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company and its Subsidiaries. The maintenance and operation of such personal property has been in conformance in all material respects with all applicable laws and regulations. Except as set forth on Schedule 3.10(c), there are no assets leased by the Company or any of its Subsidiaries that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined in Section 3.22).

              (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases reflecting an obligation of the Company or any of its Subsidiaries in excess of $10,000 for any one lease or $50,000 in the aggregate for all of such leases to which the Company or any of its Subsidiaries is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Except as set forth in Schedule 3.10(d),
(i) each such lease is valid and binding and in full force and effect, (ii) neither the Company, any of its Subsidiaries nor (to the knowledge of the Company) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the knowledge of the Company) a default by any other party under such lease, and (iii) there is no requirement under any such lease that the Company or any of its Subsidiaries either obtain the lessor's consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement.

       SECTION 3.11 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. (a) Set forth on Schedule 3.11 is a list of all copyright registrations and applications for copyright registrations, trademark registrations and applications for trademark registrations, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the Company or any of its Subsidiaries in their business as presently conducted. The items listed on Schedule 3.11, together with all other intellectual property rights owned by the Company or any of its Subsidiaries and used in connection with their business and (i) all licenses, assignments and releases of intellectual property rights of others in material works embodied in the Company's and its Subsidiaries' products, (ii) any and all intellectual property rights, licenses, data and databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulas, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by or on behalf of the Company or any of its Subsidiaries and (iii) inventions, trade dress, logos and designs created by or on behalf of the Company or any of its Subsidiaries are referred to as "Intellectual Property Rights." Except as set forth on Schedule
3.11 or as the failure to have been validly assigned would not have a Company Material Adverse Effect, all Intellectual Property Rights purported to be owned by the Company or any of its Subsidiaries which were developed, worked on or otherwise held by any stockholder, employee, officer, consultant or other person or entity are owned free and clear by the Company or such Subsidiary by operation of law or have been validly assigned to the Company or such Subsidiary. Except for the items listed in Exhibit A to Schedule 3.12(a), true and correct copies of all such licenses, assignments and releases of Intellectual Property Rights have been provided to Parent prior to the date hereof, all of which are, to the knowledge of the Company, valid and binding and in full force and effect. Except as set forth on Schedule 3.11 or as the failure to have been validly assigned would not have a Company Material Adverse Effect, all services provided to the Company or any of its Subsidiaries by non-employees in respect of the creation, modification or improvement of any Intellectual Property Rights of the Company or its Subsidiaries (including, without limitation, software, hardware, copyrightable works and the like) have been performed pursuant to agreements with the Company or its Subsidiaries that assign to the Company or its Subsidiaries ownership of such Intellectual Property Rights, each of which is valid and binding and in full force and effect. To the Company's knowledge, the Intellectual Property Rights (along with other commercially available intellectual property rights) are sufficient to carry on the business of the Company and its Subsidiaries as presently conducted. Except as set forth on Schedule 3.11, the Company and its Subsidiaries have license to use or exclusive ownership of all Intellectual Property Rights material to their business as presently conducted identified in
Schedule 3.11 as owned or licensed by the Company or any of its Subsidiaries or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights material to the Company's and its Subsidiaries' business as presently conducted in works embodied in the Company's or any of its Subsidiaries' products. Except as set forth on Schedule 3.11, the present business activities or products of the Company and its Subsidiaries do not infringe any Intellectual Property Rights of others. Except as set forth in Schedule 3.11, neither the Company nor any of its Subsidiaries has received any written notice or other written claim from any person asserting that any of their present activities infringe or may infringe any Intellectual Property Rights of such person.

              (b) Except as set forth on Schedule 3.11, the Company and its Subsidiaries have the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to their products or their business (including, without limitation, the operation of their Web sites) as presently conducted and have no reason to believe that any of such information that is provided to the Company or any of its Subsidiaries by third parties and is material to its operations will not continue to be provided to the Company or such Subsidiary on the same terms and conditions as currently exist. The Company and its Subsidiaries have taken reasonable measures to protect and preserve the security and confidentiality of their trade secrets and other confidential information. To the knowledge of the Company, all trade secrets and other confidential information of the Company and its Subsidiaries are not part of the public domain or knowledge, nor have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company or any of its Subsidiaries. To the knowledge of the Company, no employee or consultant of the Company or any of its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of his work for the Company or its Subsidiaries. Except as set forth in Schedule 3.11, each of the Company and its Subsidiaries is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company and its Subsidiaries and, to the knowledge of the Company, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal, state or non-United States) or other organization that sponsored research and development conducted by the Company or any of its Subsidiaries has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company or any of its Subsidiaries. Except as set forth in Schedule 3.11, the Company is not aware of any present infringement by others of the Company's or any of its Subsidiaries' copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation in any material respect of the confidentiality of any of its proprietary information. To the Company's knowledge, neither the Company nor its Subsidiaries is making unlawful use of any confidential information or trade secrets of any past or present employees of the Company or any of its Subsidiaries.

              (c) Except as set forth in Schedule 3.11, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the Stockholders or employees, has any agreements or arrangements with current or former employers of employees (which agreements or arrangements relate to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights by such stockholders or employees to any inventions, know-how or intellectual property of any kind) that would interfere with such stockholder's or employees' ability to develop or assign to the Company or any of its Subsidiaries any Intellectual Property Rights developed by such stockholder or employee for the Company or its Subsidiaries. The Company and the Stockholder Indemnitors have previously delivered to Parent true and correct copies of each such agreement listed on Schedule 3.11. To the knowledge of the Company, no such stockholders or employees are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's and its Subsidiaries' employees on behalf thereof do not violate any agreements or arrangements known to the Company or any of its Stockholders which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

       SECTION 3.12 CONTRACTS. (a) Except as set forth in Schedule 3.12(a) (or in Schedule 3.4(a), Schedule 3.10(d), Schedule 3.11 or Schedule 3.13(a)), neither the Company nor any of its Subsidiaries is a party to, or subject to:

                  (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, that involves annual expenditures or receipts by the Company or any of its Subsidiaries of more than $10,000;

                  (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company or any of its Subsidiaries;

                  (iii) any guaranty issued by the Company or any of its Subsidiaries;

                  (iv) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities;

                  (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights;

                  (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company or any of its Subsidiaries other than licenses granted in the ordinary course of business with a term of less than one year;

                  (vii) any contract, arrangement or understanding restricting the Company's or any Subsidiary's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                  (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company or any of its Subsidiaries is required to pay more than $10,000 per year;

                  (ix) any contract, arrangement or understanding with a Related Person (as that term is hereinafter defined); or

                  (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this subsection 3.12(a).

              (b) The Company has previously made available for inspection and copying to the Parent copies that are complete and correct in all material respects (or, in the case of oral contracts, a materially complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company or any of its Subsidiaries nor, to the Company's knowledge, any other party is in default under any material contract, and no event has occurred that constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or any of its Subsidiaries or (to the knowledge of the Company) a default by any other party under such contract;
(iii) the Company has not received written notice of any material disputes or disagreements between the Company or any of its Subsidiaries and any other party with respect to any material contract; and (iv) except where the failure to obtain consent or give notice would not have a Company Material Adverse Effect and would not have a material adverse effect on the transactions contemplated under the Transaction Agreements, each other party to each contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by the Transaction Agreements without modification in the rights or obligations of the Company or its Subsidiaries thereunder.

              (c) Except as set forth and described in Schedule 3.12(c), neither the Company nor any of its Subsidiaries has issued any warranty or any agreement or commitment to indemnify any person.

       SECTION 3.13 EMPLOYEE MATTERS. (a) Schedule 3.13(a) attached hereto sets forth the name, current annual compensation rate (including bonus and commissions), title, current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each present employee of the Company and its Subsidiaries; organizational charts of the Company and its Subsidiaries; collective bargaining, union or other employee association agreements; employment, managerial, advisory, consulting and severance agreements; employee confidentiality or other agreements protecting proprietary processes, formulae or information; any employee handbook(s); any reports or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended; and each employee benefit or compensation plan, agreement or arrangement covering present or former employees of the Company or any of its Subsidiaries, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), stock purchase, stock option, fringe benefit, change in control, bonus and deferred compensation plans, agreements or funding arrangements (collectively, the "Benefit Plans"), whether sponsored, maintained or contributed to by (i) the Company or (ii) any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Company is a member (the "Controlled Group").

              (b) For each Benefit Plan, each of the following is true:

                  (i) if such Benefit Plan is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code, since 1993 the Plan has received at least one favorable determination letter as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification or which would result in material costs to the Company or its Subsidiaries under the Internal Revenue Service's Employee Plans Compliance Resolution System;

                  (ii) the financial statements of the Company and the Subsidiaries reflect all employee liabilities arising under such Benefit Plan in a manner satisfying the applicable requirements of Statement of Financial Accounting Standards ("SFAS") Nos. 87, 88, 106, 112, 123 and 132;

                  (iii) there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, or to the Company's knowledge, threatened, and to the Company's knowledge, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course);

                  (iv) to the Company's knowledge, none of the Stockholder Indemnitors, the Company, the Subsidiaries, the members of the Controlled Group and any other party has, with respect to any such Benefit Plan, engaged in a non-exempt prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406;

                  (v) to the Company's knowledge, no event has occurred and no condition exists that would subject the Company or any Subsidiary to any Tax under Chapter 43 of the Code or to a fine under ERISA Section 502(c);

                  (vi) to the Company's knowledge, the requirements of ERISA and all other applicable laws have been complied with in all material respects;

                  (vii) all contributions and insurance premiums required as of the Closing Date have been paid;

                  (viii) there are no leased employees (as such term is defined in Code Section 414(n)) who must be taken into account for the requirements of Code Section 414(n)(3);

                  (ix) the recordkeeping systems for such Benefit Plan were updated to properly account for the "Year 2000" transition;

                  (x) to the Company's knowledge, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated under the Transaction Agreements, either alone or together with any subsequent events, will not result in any obligation or liability (with respect to accrued benefits or otherwise) to any such Benefit Plan, to any employee or former employee of the Company or any of its Subsidiaries; and

                  (xi) the Company has delivered to the Parent current, accurate and complete copies of such Benefit Plan (including the plan document, trust agreement and other funding or insurance instruments relating thereto) and, to the extent applicable, copies of the most recent: (A) determination letter and any outstanding request for a determination letter; (B) Form 5500 and, if applicable, attached Schedule B (including any related actuarial valuation report) with respect to the last three plan years; (C) any "top hat" plan notice to the U.S. Department of Labor; (D) certified financial statements; (E) collective bargaining agreements or other such contracts; (F) Form S-8 (including any amendments and any prospectus related thereto); (G) Form 5310 and any related filings with the Pension Benefit Guaranty Corporation; (H) the general notification to employees of their "COBRA" rights under Code
       Section 4980B and ERISA Sections 601-609 and the form of letter(s) distributed upon the occurrence of a COBRA qualifying event for each Benefit Plan that is a "group health plan" as defined in Code Section 5000(b)(1) and ERISA Section 607(1); and (I) the form of certificate for "HIPAA" creditable coverage distributed in accordance with Code Section 9801 and ERISA Section 701, including, if applicable, the notice of "HIPAA" rights issued to individuals for certification events occurring between October 1, 1996 and May 31, 1997.

              (c) Neither the Company nor, to the Company's knowledge, any other member of the Controlled Group sponsors or maintains (or has ever sponsored or maintained) an

"employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of
Section 412 of the Code or Part 3 of Title I of ERISA.

              (d) Neither the Company nor, to the Company's knowledge, any other member of the Controlled Group contributes or is obligated to contribute (or has ever been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

              (e) No Benefit Plan is intended to be an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of Section 409(a) of the Code).

              (f) For each Benefit Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"), the following is true:

                  (i) each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

                  (ii) there is no voluntary employees' beneficiary association within the meaning of Code Sections 501(c)(9) and 505 (a "VEBA") maintained with respect to any such Welfare Plan;

                  (iii) no such Welfare Plan is a "multiple employer welfare arrangement" within the meaning of ERISA Section 3(40);

                  (iv) each such Welfare Plan which is a "group health plan" (as such term is defined in Code Section 5000(b)(1) and ERISA Section 607(1)) complies and has complied with the applicable requirements of Code Sections 4980B and 9801-9806, ERISA Sections 601-734 and the applicable provisions of the Social Security Act and state law;

                  (v) each such Welfare Plan (including any such plan covering former employees of the Company or any Subsidiary) may be amended or terminated by the Company, any Subsidiary or the Parent on or at any time after the Closing Date; and

                  (vi) Schedule 3.12(f) discloses the amount of unfunded liabilities for retiree medical and life insurance benefits (and any other post-retirement benefits other than pensions) arising under such Welfare Plan, determined as of the most recent valuation date, and no amendment of such Welfare Plan since such date has materially increased such liabilities.

              (g) With respect to the Company and each Subsidiary, except as set forth in Schedule 3.12(g), each of the following is true:

                  (i) each of the Company and the Subsidiaries is in compliance in all material respects with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health, and, to the Company's knowledge, is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Company's knowledge, threatened, or, to the Company's knowledge, any investigation pending or threatened against the Company or any Subsidiary relating to any thereof, and, to the Company's knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

                  (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against the Company or any Subsidiary;

                  (iii) none of the employees of the Company or any Subsidiary is a member of or represented by any labor union and, to the Company's knowledge, there are no attempts of whatever kind and nature being made to organize any of such employees;

                  (iv) without limiting the generality of paragraph (iii) above, no certification or decertification is pending or was filed within the past twelve months respecting the employees of the Company or any Subsidiary and, to the Company's knowledge, no certification or decertification petition is being or was circulated among the employees of the Company or any Subsidiary within the past twelve months;

                  (v) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is binding on the Company or any Subsidiary in any way limits or restricts the Company or any Subsidiary from relocating or closing any of its operations, other than decrees, governmental orders, laws, rules and regulations of general applicability to which the Company or any of its Subsidiaries are subject;

                  (vi) neither the Company nor any Subsidiary has experienced any organized work stoppage in the last five years; and

                  (vii) there are no charges, administrative proceedings or formal complaints of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the Company's knowledge, threatened, or to the Company's knowledge, any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court. There have been no audits of the equal employment opportunity practices of the Company or any Subsidiary and, to the Company's knowledge, no basis for any such claim exists.

       SECTION 3.14 COMPLIANCE WITH APPLICABLE LAW. To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any federal, state, local or non-United States court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice alleging any such violation, nor to the knowledge of the Company, is there any inquiry, investigation or proceedings relating thereto.

       SECTION 3.15 ABILITY TO CONDUCT THE BUSINESS. (a) There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Company, after the Closing Date, of the properties and assets owned, leased or used by, the business conducted by or the services rendered by the Company and its Subsidiaries on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. Each of the Company and its Subsidiaries has in force, and is in compliance in all material respects with all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of its business as presently conducted, all of which, except as set forth in Schedule 3.15 or as the failure to so remain in force would not have a Company Material Adverse Effect, shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated under the Transaction Agreements. Neither the Company nor any of its Subsidiaries has received any written notice of, and to the knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in, the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

              (b) There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or otherwise binding upon the Company or any of its Subsidiaries (other than decrees, governmental orders, laws, rules and regulations of general applicability to which the Company or any of its Subsidiaries are subject) which has the effect of prohibiting or impairing any line of business or business practice, including, without limitation, the licensing of any product of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to and is not currently bound by any agreement under which the Company or such Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market which has or would reasonably be expected to have a Company Material Adverse Effect.

       SECTION 3.16 MAJOR CUSTOMERS. Schedule 3.16 sets forth a complete and correct list of the 5 largest customers of the Company and its Subsidiaries, in terms of revenue recognized in respect of such customers during the seven months ended January 31, 2000, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in Schedule 3.16, neither the Company nor any of its Subsidiaries has received any notice or other communication (written or oral) from any of the customers listed in Schedule
3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company or its Subsidiaries.

       SECTION 3.17 CONSULTANTS, SALES REPRESENTATIVES AND OTHER AGENTS.
Schedule 3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company and its Subsidiaries who is not an employee thereof, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the twelve (12) months ended December 31, 1999. Complete and correct copies of all current agreements between the Company or any of its Subsidiaries and any such person have previously been delivered or made available by the Company to the Parent.

       SECTION 3.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Company reflected on the Reference Balance Sheet (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on Schedule 3.18, are owned by the Company and its Subsidiaries free and clear of any security interest, lien, encumbrance or claims and (iii) are accurately and fairly reflected on the Reference Balance Sheet in accordance with GAAP consistently applied. The reserves for bad debts reflected on the Reference Balance Sheet (including any determination to establish no reserves) were calculated or such determination was made in accordance with GAAP consistent with past practice and are adequate.

       SECTION 3.19 INSURANCE. Schedule 3.19 hereto is a true and complete list of all insurance policies carried by the Company and its Subsidiaries with respect to their business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to Parent. All such policies are in full force and effect. All premiums due thereon have been paid.

       SECTION 3.20 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.20 sets forth a complete and correct list showing:

                  (i) all bank accounts of the Company and its Subsidiaries, together with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                  (ii) the names of all persons holding powers of attorney from the Company and its Subsidiaries and a summary statement or a copy of the terms thereof.

       SECTION 3.21 MINUTE BOOKS, ETC. The minute books, stock certificate book and stock ledger of the Company and its Subsidiaries are complete and correct in all material respects. The minute books of the Company and its Subsidiaries contain materially accurate and complete records of all meetings or written consents to action of the Board of Directors and stockholders of the Company and its Subsidiaries and accurately reflect in all material respects all corporate actions of the Company and its Subsidiaries which are required by law to be passed upon by the Board of Directors or stockholders of the Company and its Subsidiaries.

       SECTION 3.22 RELATED PERSON INDEBTEDNESS AND CONTRACTS. Schedule 3.22 sets forth a complete and correct list of (and complete and correct copies have been provided to the Parent of) all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company or any of its Subsidiaries and any of the following (collectively, "Related Persons"): (i) the Stockholders; (ii) the spouses and children of any of the Stockholders (collectively, "near relatives"); (iii) any trust for the benefit of any of the Stockholders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Stockholders or by any of their respective near relatives. All amounts contributed by the Stockholders to the Company or any of its Subsidiaries have been treated as contributions to Company equity and have not been treated as, nor do they constitute, indebtedness of the Company or any of its Subsidiaries to the Stockholders.

       SECTION 3.23 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of the Company or the Stockholders. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of business combination transactions with parties other than the Parent. No valid claim exists against the Company or, based on any action by the Company, against the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

       SECTION 3.24 DISCLOSURE. No representation or warranty by the Company or the Stockholder Indemnitors contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by the Company or the Stockholder Indemnitors contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES RELATING TO THE STOCKHOLDERS

       SECTION 4.1 AUTHORIZATION. Each of the Stockholders severally and not jointly represents and warrants to the Parent and Acquisition Corp. as set forth below as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the Disclosure Schedule:

                  (i) Each of the Stockholders is the sole and exclusive record and beneficial owner of the shares of the Company's capital stock set forth opposite its name in Schedule 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on Schedule 3.4 hereto, there are no agreements, arrangements or understandings to which such Stockholder is a party (other than the Transaction Agreements) involving the purchase, sale or other acquisition or disposition of the shares of Company Common Stock or Company Preferred Stock owned by such Stockholder or any interest therein;

                  (ii) such Stockholder shall at the Effective Time, deliver or cause to be delivered to the Parent certificates representing all shares of Company Common Stock and Company Preferred Stock owned by such Seller, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);

                  (iii) Each Stockholder has all necessary legal capacity, right, power and authority to execute and deliver, and to consummate the transactions contemplated by, each of the Transaction Agreements, and each of the Transaction Agreements constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, including judicial discretion in the enforcement of equitable remedies, regardless of whether such enforceability is considered in a proceeding in law or in equity; and

                  (iv) the execution and delivery of each of the Transaction Agreements by such Stockholder and the consummation of the transactions contemplated under each Transaction Agreement will not (A) except as disclosed on Schedule 4.1, breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Stockholder is a party, or by which such Stockholder or the shares of Company Common Stock or Company Preferred Stock held by such Stockholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Stockholder pursuant to the terms of any such instrument or obligation, or (B) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Stockholder or by which such the shares of Company Common Stock or Company Preferred Stock held by such Stockholder may be bound.

       SECTION 4.2 MERGER SHARES. Each Stockholder, severally and not jointly, acknowledges, represents and warrants to the Parent as follows:

                  (i) Such Stockholder understands that the Merger Shares to be issued to such Stockholder pursuant to this Agreement will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Stockholder in this Agreement. Such Stockholder understands that the Parent is relying, in part, upon the Stockholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

                  (ii) Such Stockholder is an "accredited investor" (as defined in rule 501(a) under the Securities Act) and has such knowledge, skill and experience in business, financial and investment matters so that the Stockholder is capable of evaluating the merits and risks of an investment in the Merger Shares pursuant to the transactions contemplated by this Agreement or to the extent that the Stockholder has deemed it appropriate to do so, the Stockholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Merger Shares pursuant to the transactions contemplated by this Agreement.

                  (iii) Such Stockholder has made, either alone or together with the Stockholder's advisors, such independent investigation of the Parent, its management and related matters as the Stockholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Merger Shares through the transactions contemplated by this Agreement; and the Stockholder and advisors have received all information and data that the Stockholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Merger Shares pursuant to the transactions contemplated by this Agreement.

                  (iv) Such Stockholder has reviewed the Stockholder's financial condition and commitments, alone and together with the Stockholder's advisors, and, based on such review, the Stockholder is satisfied that (A) the Stockholder has adequate means of providing for the Stockholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he or she could bear the risk of loss of his or her entire investment in the Merger Shares, (B) the Stockholder has no present or contemplated future need to dispose of all or any portion of the Merger Shares to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Stockholder is capable of bearing the economic risk of an investment in the Merger Shares for the indefinite future. Such Stockholder shall furnish any additional information about the Stockholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

                  (v) Such Stockholder understands that the Merger Shares to be received by the Stockholder in the transactions contemplated under this Agreement will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Stockholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. Such Stockholder further understands that Parent has no obligation or intention to register the sale of any of the Merger Shares to be received by the Stockholder in the transactions contemplated under this Agreement, or take any other action so as to permit sales, pursuant to the Securities Act. Such Stockholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Stockholder understands that the Stockholder may have to bear the economic risk of an investment in the Merger Shares to be received by the Stockholder pursuant to the transactions contemplated under this Agreement for an indefinite period of time.

                  (vi) Such Stockholder is acquiring the Merger Shares pursuant to the transactions contemplated under this Agreement for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

                  (vii) The certificate(s) evidencing the Merger Shares to be issued pursuant to the transactions contemplated under this Agreement shall bear the following legend:

                        "The shares represented by this certificate have not
              been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                  (viii) The certificate(s) evidencing the Merger Shares to be issued pursuant to the transactions contemplated under this Agreement to the Stockholder Indemnitors shall bear the following legends:

                        "The shares represented by this certificate are subject
              to certain restrictions on transfer and other dispositions pursuant to a lock-up agreement dated as of March 14, 2000. A copy of such lock-up agreement is maintained at the offices of the Corporation by the Secretary of the Corporation."

                  (ix) Each Stockholder agrees that, if requested by the managing underwriter in connection with an initial public offering of shares of capital stock of the Surviving Corporation or any successor to the Surviving Corporation, it will not sell, transfer or otherwise dispose of any of the Retained Shares (or securities into which the Retained Shares shall have been converted or exchanged) for up to 180 days after the date of the final prospectus in connection with such offering as provided in the form of customary underwriters' lock-up letter required by such underwriter.

                  (x) Tax Matters. Each Stockholder has had an opportunity to review with its own tax advisors the tax consequences to such Stockholder of the Merger and the other transactions contemplated by each of the Transaction Agreements. Each Stockholder understands that it must rely solely on its advisors and not on any statements or representations by Parent, the Company or any of their agents. Each Stockholder understands that it (and not Parent or the Company) shall be responsible for its own tax liability, if any, that may arise from the Merger and the other transactions contemplated by the Transaction Agreements.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND ACQUISITION CORP.

       Parent and Acquisition Corp., jointly and severally, represent and warrant to the Company and the Stockholders as set forth below as of the date hereof and as of the Closing Date, subject to the exceptions set forth in the disclosure schedules supplied by Parent dated as of the date hereof and attached hereto as Exhibit E (the "Parent Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement.

       SECTION 5.1 CORPORATE ORGANIZATION. Each of the Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. Each of the Parent and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by it or the business currently conducted by it except for such jurisdictions where the failure to be so qualified would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or that is reasonably likely to be, materially adverse to the business, prospects, operation, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole.

       SECTION 5.2 AUTHORIZATION. The Parent has full corporate power and authority to execute and deliver and to consummate the transactions contemplated by the Transaction Agreements. The execution and delivery of and the consummation of the transactions contemplated by the Transaction Agreements have been duly approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to approve and authorize the execution and delivery of or the consummation of the transactions contemplated by the Transaction Agreements. Each of the Transaction Agreements has been duly executed and delivered by the Parent and constitutes a valid and binding agreement of the Parent, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, including judicial discretion in the enforcement of equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or in law, and requirements of good faith, fair dealing and reasonableness.

       SECTION 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to compliance with applicable federal, state and non-United States securities laws, the execution and delivery of, and the consummation of the transactions contemplated by, the Transaction Agreements will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Parent or any of its Subsidiaries; (ii) except for any of the following that would not have a Parent Material Adverse Effect or a material adverse effect on the transactions contemplated by the

Transaction Agreements, (A) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or, except as set forth on
Schedule 5.3, require any consent or the giving of any notice under, any material note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or any of its Subsidiaries is a party, or by which the Parent or any of its Subsidiaries or any of their respective properties or assets may be bound, or (B) result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or any of its Subsidiaries pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Parent Material Adverse Effect; (iii) violate or conflict in any material respect with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or any of its Subsidiaries or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Parent Material Adverse Effect; or (iv) except as disclosed on Schedule 5.3, require, on the part of the Parent, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Parent Material Adverse Effect.

       SECTION 5.4 CAPITALIZATION. The authorized capital stock of the Parent consists of 120,000,000 shares of Parent Common Stock, of which approximately 52,046,367 shares are issued and outstanding as of February 29, 2000, 10,000,000 shares of Class B Common Stock, par value $.01 per share, of which 10,000,000 shares are issued and outstanding as of the date hereof, and 60,000,000 shares of Preferred Stock, of which none are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any applicable preemptive rights. Except as disclosed in Schedule
5.4 and for (x) options to purchase Parent Common Stock which were granted pursuant to the stock option plans referenced in the Parent's SEC Filings (as defined below) and, (y) the Parent's Subordinated Convertible Debentures due 2005, and except as contemplated by the Transaction Agreements, as of the date hereof, there are no outstanding (i) options, warrants or other rights to purchase from the Parent any capital stock of the Parent, (ii) securities convertible into or exchangeable for shares of such stock, and (iii) except as disclosed in or contemplated by the SEC Filings or as contemplated by this Agreement, there are no agreements, arrangements or commitments to which the Parent is a party or by which it is bound pursuant to which Parent is or may become obligated to issue additional shares of its capital stock or options, warrants or other securities of the Parent.

       SECTION 5.5 SEC REPORTS. Complete and correct copies of all reports and other filings filed by Parent with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Acts"), since and including the filing date of the Registration Statement with respect to the Parent's initial public offering (such reports and other filings collectively referred to herein as the "SEC Filings") are available on the SEC's Edgar Web site. Attached hereto as Schedule 5.5 is a copy of the SEC's Edgar Web site page listing all such reports and filings filed by Parent. The Company has made all filings with the SEC that it was required to make in accordance with the Acts (including but not limited to all Form 8-K's that were required to be filed) through the date hereof. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       SECTION 5.6 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

       SECTION 5.7 VALIDITY OF SHARES. Assuming the accuracy of the representations contained in Section 4.2 and in the Contribution Agreement, the shares of Parent Common Stock to be issued pursuant to this Agreement will, when issued in accordance with this Agreement be duly authorized, validly issued, fully paid and nonassessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. federal and state securities laws and will be free of any liens or encumbrances.

       SECTION 5.8 NO LIABILITIES OF ACQUISITION CORP. Parent and Acquisition Corp. represent and warrant jointly and severally that as of immediately prior to the Effective Time, Acquisition Corp. shall have, and shall have had, no liabilities except as it may have acquired in the Merger with the Company.

       SECTION 5.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) as set forth on Schedule 5.9, (ii) as set forth in the SEC Filings, including the financial statements dated as of September 30, 1999 field within the Parent's Quarterly Report on Form 10-Q for the quarter then ended, and (iii) for obligations and liabilities incurred since September 30, 1999 in the ordinary course of business, the Parent and its Subsidiaries do not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

       SECTION 5.10 LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule 5.10, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Parent (which, for purposes of this Agreement, shall mean the actual knowledge of the Parent after reasonable inquiry), threatened against the Parent or any of its Subsidiaries or any of its properties, assets or business or, to the knowledge of the Parent, pending or threatened against any of the stockholders, officers, directors, employees, agents or consultants of the Parent or any of its Subsidiaries in connection with the business of the Parent or any of its Subsidiaries. There are no such suits, actions, claims, proceedings or investigations pending against the Parent or any of its Subsidiaries, or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries challenging the validity or propriety of the transactions contemplated by the Transaction Agreements. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Parent or any of its Subsidiaries is a party, or involving the Parent's or any of its Subsidiaries properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Parent or any of its Subsidiaries.

       SECTION 5.11 COMPLIANCE WITH APPLICABLE LAW. To the knowledge of Parent, neither the Parent nor any of its Subsidiaries is in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any federal, state, local, United States or non-United States court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation that would not have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has received any written notice alleging any such violation, nor to the knowledge of Parent, is there any inquiry, investigation or proceedings relating thereto.

       SECTION 5.12 NO PARENT MATERIAL ADVERSE EFFECT. Since September 30, 1999, there has not occurred any Parent Material Adverse Effect.

       SECTION 5.13 TAX MATTERS.

              (a) Except as set forth in Schedule 5.13, all Tax returns, reports and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed in respect of the Parent and each of its Subsidiaries have been or will be duly and timely filed, have been or will be prepared in compliance with all applicable laws, rules and regulations, and are true, correct and complete, and all Taxes of the Parent and each of its Subsidiaries, whether or not shown as due on such returns, reports or other filings, have been or will be fully paid when due. The Parent each of its Subsidiaries has established adequate reserves on their respective books of account for all Taxes and for any liability for deferred income Taxes.

              (b) Except as set forth in Schedule 5.13, there are no actions or proceedings currently pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Parent or any of its Subsidiaries, and there are no matters under discussion between the Parent or any of its Subsidiaries with any governmental authority regarding claims for the assessment or collection of Taxes. Any unpaid Taxes that have been claimed or imposed as a result of any examinations of any Tax return, report or other filing of the Parent or any of its Subsidiaries by any governmental authority are being contested in good faith and are fully described in Schedule 5.13. Except as set forth in Schedule 5.13, there are no agreements or applications by the Parent or any of its Subsidiaries for an extension of time for the assessment or payment of any Taxes and no waivers of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Parent or any of its Subsidiaries, except for liens for Taxes not yet due. Neither the Parent nor any of its Subsidiaries has received any claim from any taxing authority in a jurisdiction in which the Parent or any of its Subsidiaries does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

       SECTION 5.14 DISCLOSURE. No representation or warranty by the Parent or any of its Subsidiaries contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by the Parent or any of its Subsidiaries contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

       SECTION 6.1 TRANSFER OF SHARES. Each Stockholder agrees that such Stockholder (i) shall not dispose of or in any way encumber its shares of Company Common Stock or Company Preferred Stock prior to the consummation of the transactions contemplated under the Transaction Agreements, (ii) shall use its commercially reasonable efforts to cause, and take no action inconsistent with, the approval and consummation of said transactions and (iii) at the Closing, deliver or cause to be delivered to Parent certificates representing all shares of Company Common Stock or Company Preferred Stock owned by it, duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws).

       SECTION 6.2 REASONABLE EFFORTS; ETC. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Agreements, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by the Transaction Agreements.

       SECTION 6.3 FEES AND EXPENSES. The Parent and the Company shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by the Transaction Agreements, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors.

       SECTION 6.4 NASDAQ NATIONAL MARKET LISTING. As soon as reasonably practicable and in any event at or prior to the time required by applicable NASDAQ rules applicable to the Company, Parent shall cause the shares of Parent Common Stock issuable in the Merger, including the Contingent Payment Shares, to be authorized for listing on The Nasdaq National Market and will maintain such listing at all times thereafter for so long as the Parent Common Stock is listed on the NASDAQ National Market.

       SECTION 6.5 TAX COVENANTS. (a) The parties hereto intend that, for United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization." Accordingly, both before and after the Closing, each of the parties agrees that all of its books and records shall be maintained, and all United States federal, state and local income tax returns and schedules thereto shall be filed in a manner, consistent with the Merger's qualification as a reorganization. Each party shall provide to each other party such cooperation, information, reports, returns or schedules as may be reasonably required to assist such other party in accounting for and reporting the Merger as such. Each of Parent, Acquisition Corp., the Company and the Stockholders agrees that it and its affiliates shall not take, cause or permit any action (or fail to take, cause or permit any action) if such action (or the failure of such action to occur) would cause the Merger not to be treated as a reorganization within the meaning of Code Section 368(a)(1); provided, however, that, notwithstanding the foregoing, each party shall be expressly permitted to take, cause or permit any action (or fail to take, cause or permit any action) if such action (or the failure of such action to occur) is contemplated by this Agreement or any other Transaction Agreements or any document related to the transactions contemplated by this Agreement or any other Transaction Agreements.

              (b) The Company shall timely prepare and file or cause to be prepared and filed all Tax returns, reports or other filings of the Company and its Subsidiaries for all periods ending on or before the Closing Date and timely pay when due all Taxes relating to such Tax returns. Prior to the filing of any Tax return, report or other filing of the Company or its Subsidiaries described in the preceding sentence that was not filed before the Closing Date, the Company shall provide Parent with a substantially final draft of such return, report or other filing at least fifteen (15) days prior to the due date for such Tax return, report or other filing and Parent shall have the right to review such Tax return prior to the filing of such Tax return. Parent shall notify the Company, of any objections that Parent may have to any items set forth in any such draft Tax return, report or other filing, and Parent and the Company shall agree to consult and resolve in good faith any such objection and mutually consent to the filing of such Tax return, report or other filing. Such Tax returns, reports and other filings shall be prepared or completed in a manner consistent with prior practice of the Company with respect to Tax returns, reports and other filings concerning the income, properties or operations of the Company (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by Parent prior to the filing thereof. Notwithstanding the foregoing, it is agreed that the Company need not file any Tax return or pay any Taxes earlier than the date on which the same are due.

              (c) On and after the Closing Date, Parent shall have the exclusive right to represent the interests of the Company in any and all Tax audits or administrative or court proceedings relating to Tax returns, reports or other filings.

              (d) Each Stockholder agrees to promptly notify Parent in writing upon receipt by such Stockholder or any affiliate of such Stockholder of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Company or any of its Subsidiaries.

              (e) After the Closing Date, the Parent, the Surviving Corporation and each Stockholder agree to provide each other with such cooperation and information relating to the Company as any other party may reasonably request in
(i) filing any Tax return, report or other filing, amended Tax return, report or other filing or claim for Tax refund, (ii) determining any Tax liability or right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes, or (iv) effectuating the terms of the Transaction Agreements. The parties shall retain all Tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax returns and other documents relate and, unless such Tax returns and other documents are offered and delivered to Parent, the Surviving Corporation or the Stockholders, as the case may be, until the final determination of any Tax in respect of such years. Any information obtained under this

Section 6.5(e) shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, no party nor any of their respective affiliates shall be unreasonably required to prepare any document, or determine any information, not then in its possession in response to a request under this Section 6.5(e).

              (f) The Stockholders shall be liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value-added or other similar Taxes payable by reason of the transactions contemplated under the Transaction Agreements, and shall file all necessary returns, reports or other filings with respect to all such Taxes.

              (g) Any and all existing Tax sharing, allocation, compensation or like agreements or arrangements, whether or not written, that include the Company or any of its Subsidiaries, including without limitation any arrangement by which the Company or such Subsidiary makes compensating payments to any other member of any affiliated, consolidated, combined, unitary or other similar Tax group for the use of certain tax attributes, shall be terminated as of the day before the Closing Date (pursuant to a writing executed on or before the Closing Date by all parties concerned) and shall have no further force or effect. All liabilities of the Company (for Taxes or otherwise pursuant to such agreements or arrangements) shall be canceled on or prior to the Closing Date.

       SECTION 6.6 LEGENDS. The Parent shall re-issue a certificate without the legends described in Section 4.2 to the holder of such certificate, if the shares represented by such certificate are being transferred pursuant to an effective registration statement under the Securities Act or if the shares represented by such certificate may be publicly sold pursuant to Rule 144(k) under the Securities Act. Subject to compliance with the applicable lock-up restrictions, the Parent shall take all actions reasonably necessary to facilitate sales by the Stockholders of the Merger Shares and the Contingent Payment Shares pursuant to Rule 144.

       SECTION 6.7  MANAGEMENT STOCK OPTIONS.

              (a) Stock Options. At the Effective Time, each outstanding option or warrant to purchase shares of Company Common Stock (each, a "Company Stock Option"), whether or not vested, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole Parent Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Options Exchange Ratio (as defined below), rounded down to the nearest whole number of Parent Shares and (ii) the per share exercise price for the Parent Shares issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Options Exchange Ratio, rounded up to the nearest whole cent. As used herein, the Options Exchange Ratio shall mean (i) in the case of Company Stock Options having an exercise price immediately before the Merger equal to $1.00 per share, 1.18193301; (ii) in the case of Company Stock Options having an exercise price immediately before the Merger equal to $1.50 per share, 1.15160377; and (iii) in the case of Company Stock Options having an exercise price equal to $2.50 per share, 1.09101881.

       (b) Surviving Corporation Stock Option Plan. The Parent agrees to cause the Surviving Corporation to grant, as of the Closing Date, to the Stockholder Indemnitors options to purchase 4,444,442 shares in the aggregate of the Surviving Corporation Class A common stock, par value $.01 per share, ("Options"). Options shall be allocated among employees of the Surviving Corporation as set forth on Schedule 6.7(b). The Options shall contain terms and conditions substantially the same as those contained in the Parent's 1999 Employee Stock Option Plan (except that the Options shall not contain incentive stock option provisions) and shall provide for (i) initial vesting of 25% on the first anniversary of the date of grant and the balance vesting quarterly over the 36 months following such first anniversary subject to continued employment at the Surviving Corporation or a subsidiary thereof and (iii) a ten (10) year term, subject to early expiration upon the occurrence of certain events. The shares issuable upon exercise of Options granted on the Closing Date shall constitute 10% of the outstanding common stock of the Surviving Corporation on a fully diluted basis immediately after giving effect to the Merger and the transactions contemplated to be completed immediately after the Merger under the Contribution Agreement.

       SECTION 6.8 CONTRIBUTION AGREEMENT. The Parent and each of the Stockholders agrees to comply with their respective obligations under the Contribution Agreement immediately following the consummation of the Merger, including, without limitation, Mail.com's obligations to contribute the Mail.com Contributions (as defined in the Contribution Agreement) and the Stockholders obligations to contribute to the Stockholder Contributions (as defined in the Contribution Agreement).

       SECTION 6.9 TERMINATION OF STOCKHOLDER ARRANGEMENTS. The Company and each of the Stockholders agrees that the June 1999 Stockholders Agreement disclosed in the Disclosure Schedules and the Registration Rights Agreement dated June 9, 1999 shall terminate upon the Effective Time.

                                   ARTICLE VII

                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

       SECTION 7.1 NON-COMPETITION. Each of the Stockholder Indemnitors hereby severally and not jointly agrees that for a period of three (3) years after the date hereof, he or she will not, directly or indirectly, compete with the business of the Surviving Corporation or (other than in his capacity as an employee of the Surviving Corporation) Asia.com or the Parent. Each Stockholder Indemnitor acknowledges that money damages may not be a sufficient remedy for any breach of this provision and agrees that Asia.com, Parent and the Surviving Corporation will be entitled to seek specific performance and injunctive or other equitable relief for any such breach.

       For purposes of this Article VII, the term "not compete" shall mean that:

              (a) No Stockholder Indemnitor shall, on such Stockholder Indemnitor's behalf or on behalf of any other party other than the Parent or the Surviving Corporation, solicit or seek the business of any customer or account of the Parent or the Surviving Corporation wherein said solicitation involves a product or service substantially similar to or competitive with any product or service offered or under development by the Parent or the Surviving Corporation as of the date hereof or during the term of such Stockholder Indemnitor's employment with the Parent or the Surviving Corporation.

              (b) No Stockholder Indemnitor shall directly or indirectly own, operate, consult to or be employed by any firm in a business substantially similar to or competitive with the present business of the the Parent or the Surviving Corporation or such business activity in which the Parent or the Surviving Corporation may engage during the term of employment; provided that such Stockholder Indemnitor shall not be prohibited from owning less than 5% of a publicly traded mutual fund or similar publicly traded investment for investment purposes.

              (c) No Stockholder Indemnitor shall directly or indirectly solicit the Surviving Corporation's customers, vendors, subcontractors, or prospects with services or products of the nature of those being sold by the Surviving Corporation. Each Stockholder Indemnitor further agrees that, for a period of three (3) years from after the date hereof, he will not in any capacity (other than as an employee of and on behalf of the Surviving Corporation), either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of, a competitive activity any of the Surviving Corporation's employees, consultants, agents, suppliers, customers or prospects that were such with respect to the Surviving Corporation at any time during the one (1) year immediately preceding the date hereof or that become such with respect to the Surviving Corporation at any time during the one (1) year immediately following the date hereof. Such Stockholder Indemnitor's obligations under this Section 7.1 shall survive the termination or cessation of his or her employment with the Surviving Corporation and shall not be limited by Article XI hereof.

       SECTION 7.2 CONDUCT OF BUSINESS BY THE COMPANY AND ITS SUBSIDIARIES. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company and its Subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on their business, in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Company Material Adverse Effect), pay their debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact their present business organization, (ii) keep available the services of their present officers and employees and (iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others with which they have significant business dealings. In addition, except as permitted by the terms of this Agreement, without the prior written consent of the Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this

Agreement pursuant to its terms and the Closing Date, the Company and its Subsidiaries shall not do any of the following:

              (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

              (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing, on the date hereof and as previously or concurrently disclosed in writing or made available to the Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

              (c) Transfer or license to any person or otherwise extend, amend or modify any material Intellectual Property Rights of the Company or its Subsidiaries, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall the Company or any of its Subsidiaries license on an exclusive basis or sell any Intellectual Property Rights of the Company or its Subsidiaries;

              (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

              (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

              (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

              (g) Amend the Company's or any of its Subsidiaries' certificates of incorporation, bylaws or other constituting documents;

              (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or any of its Subsidiaries or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict the Company's or any of its Subsidiaries' ability to compete or to offer or sell any products or services;

              (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company or any of its Subsidiaries;

              (j) Incur any indebtedness for borrowed money in excess of $25,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

              (k) Adopt or amend any employee benefit plan, policy or arrangement or any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

              (l) (i) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

              (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract or material agreement to which the Company or any of its Subsidiaries is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

              (n) Except as required by GAAP, revalue any of their assets or make any change in accounting methods, principles or practices;

              (o) Incur or enter into any agreement, contract or commitment requiring the Company or any of its Subsidiaries to pay in excess of $100,000 in any 12 month period;

              (p) Settle any litigation;

              (q) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its Subsidiaries, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Tax return in a manner inconsistent with past practice;

              (r) Form, establish or acquire any Subsidiary;

              (s) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 7.2 (a) through (r) above.

                                  ARTICLE VIII

           CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND ACQUISITION
                                      CORP.

       The obligation of the Parent and Acquisition Corp. to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition Corp. in their sole discretion):

       SECTION 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and the Stockholders which are contained in the Transaction Agreements, or contained in any Schedule, certificate or instrument delivered or to be delivered pursuant to the Transaction Agreements, shall be made again on and as of the Closing Date and shall be true and correct in all material respects on and as of the Closing Date, and at the Closing the Company and the Stockholders shall have delivered to the Parent and Acquisition Corp. a certificate signed on its behalf by its President or Chief Financial Officer to that effect with respect to all such representations and warranties.

       SECTION 8.2 PERFORMANCE. The Company and the Stockholders shall have performed and complied in all material respects with all of the obligations under the Transaction Agreements that are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition Corp. a certificate (duly executed on behalf of the Company by the President or the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and the Stockholders shall have executed and delivered to the Parent and Acquisition Corp. a certificate to that effect with respect to all such obligations required to have been performed or complied with by the Stockholders on or before the Closing Date.

       SECTION 8.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would be reasonably likely to have an adverse effect on the transactions contemplated under the Transaction Agreements or have a Company Material Adverse Effect.

       SECTION 8.4 CONSENTS. All material approvals, consents, waivers and authorizations required by Parent to be obtained by the Company or any Stockholder in connection with the Merger and the other transactions contemplated by the Transaction Agreements (including those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

       SECTION 8.5 ADDITIONAL AGREEMENTS. Parent shall have received duly executed and delivered the following agreements:

                  (i) Employment Agreements, in the form mutually agreed by the Parent and each of such employees and substantially in the form of Exhibit F attached hereto, executed by each of the Stockholder Indemnitors (the "Key Employees");

                  (ii) Lock-up Agreements, in the form mutually agreed by the Parent and each of the Stockholder Indemnitors and substantially in the form of Exhibit G attached hereto, duly executed by each of the Stockholder Indemnitors;

                  (iii) a Registration Rights Agreement, substantially in the form of Exhibit H, providing for the registration of Parent Shares held by non-management Stockholders for resale under certain circumstances provided therein;

                  (iv) the Escrow Agreement, duly executed by each of the Stockholder Indemnitors and

                  (v) The Contribution Agreement, duly executed by Asia.com, Inc. and the Stockholders of Asia.com, Inc.

       SECTION 8.6 DELIVERY OF CERTIFICATES FOR CANCELLATION. The Certificates representing all of the issued and outstanding shares of Company Common Stock and the Company Preferred Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

       SECTION 8.7 CERTIFICATE OF MERGER. The Company shall have executed and delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger and the Certificate of Merger shall have been duly filed and become effective.

       SECTION 8.8 OPINION OF COUNSEL TO THE COMPANY. The Company shall have delivered to Parent an opinion of counsel to the Company in form and substance reasonably satisfactory to Parent.

       SECTION 8.9 SUPPORTING DOCUMENTS. The Company shall have delivered to the Parent a certificate of the Secretary of the Company, dated the Closing Date, certifying on behalf of the Company (i) that attached thereto is a true and complete copy of the Bylaws of such Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and Stockholders of such Company authorizing the execution, delivery and performance of the Transaction Agreements and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Company executing on behalf of such company the Transaction Agreements and the other agreements related thereto.

                                   ARTICLE IX

          CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND STOCKHOLDERS

       The obligation of the Company and the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date of each of the following conditions (any of which may be waived in writing by the Company and the Stockholders in their sole discretion):

       SECTION 9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each of the Parent and Acquisition Corp. contained in the Transaction Agreements, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to the Transaction Agreements, shall be made again on and as of the Closing Date and shall be true and correct in all material respects on and as of the Closing Date, and at the Closing each of Parent and Acquisition Corp. shall have delivered to the Stockholders a certificate signed on its behalf by its President or Chief Financial Officer, to that effect with respect to all such representations and warranties.

       SECTION 9.2 PERFORMANCE. Each of the Parent and Acquisition Corp. shall have performed and complied in all material respects with all of the obligations under the Transaction Agreements which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition Corp. shall have delivered to the Company and the Stockholders a certificate, signed on its behalf by its President or its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

       SECTION 9.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or Acquisition Corp. which would have a material adverse effect on the transactions contemplated under the Transaction Agreements or have a Parent Material Adverse Effect.

       SECTION 9.4 CONSENTS. All material approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition Corp. in connection with the Merger and the other transactions contemplated by the Transaction Agreements (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

       SECTION 9.5 ADDITIONAL AGREEMENTS. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements:

                  (i) the Employment Agreements referred to in Section 8.5 (i) hereof;

                  (ii)  the Registration Rights Agreement referred to in Section
       8.5 (ii) hereof;

                  (ii) the Lock-up Agreement referred to in Section 8.5(iii) hereof;

                  (iii) the Escrow Agreement and

                  (iv)  the Contribution Agreement

       SECTION 9.6 CERTIFICATE OF MERGER. The Parent and Acquisition Corp. shall have executed and delivered to the Company counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger and the Certificate of Merger shall have been duly filed and become effective.

       SECTION 9.7 SHARES OF PARENT COMMON STOCK. At the Closing, the Parent shall deliver to the Stockholders the Merger Shares pursuant to Section 2.1(a) hereof, other than the Escrow Shares, which the Parent shall deliver to the Escrow Agent pursuant to Section 2.1(b) hereof, as provided in Section 2.2 hereof.

       SECTION 9.8 OPINION OF COUNSEL TO PARENT AND ACQUISITION CORP. Parent shall have delivered to the Stockholders an opinion of counsel to the Parent and Acquisition Corp. in form and substance reasonably satisfactory to the Stockholders.

       SECTION 9.9 SUPPORTING DOCUMENTS. (a) The Parent shall have delivered to the Company a certificate of the Secretary of the Parent, dated the Closing Date, certifying on behalf of the Parent (i) that attached thereto is a true and complete copy of the Bylaws of Parent as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of such Parent authorizing the execution, delivery and performance of the Transaction Agreements and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Parent executing on behalf of such Parent the Transaction Agreements.

              (b) Acquisition Corp. shall have delivered to the Company a certificate of the Secretary of Acquisition Corp., dated the Closing Date, certifying on behalf of Acquisition Corp. (i) that attached thereto is a true and complete copy of the Bylaws of Acquisition Corp. as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of Acquisition Corp. authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger;

and (iii) to the incumbency and specimen signature of each officer of Acquisition Corp. executing on behalf of such Acquisition Corp. this Agreement and the other agreements related hereto.

                                    ARTICLE X

                                   TERMINATION

       SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

              (a) by the mutual written consent of the Company and the Parent;

              (b) by either the Company or the Parent

                  (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                  (ii) if the Closing Date shall not have occurred on or before 7 days after signing; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

              (c) by the Company, if any of the conditions specified in Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

              (d) by the Parent, if any of the conditions specified in Article VIII have not been met or waived prior to such time as such condition can no longer be satisfied.

       SECTION 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, the Transaction Agreements shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition Corp.) their respective officers or directors, except for Sections 6.3 and 12.6, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XI

           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       SECTION 11.1 INDEMNITY OBLIGATIONS. (a) Subject to Section 11.3 hereof, each of the Stockholder Indemnitors hereby jointly and severally agrees to indemnify and hold the Parent, the Surviving Corporation and their respective affiliates and successors (collectively, "Parent Indemnitees") harmless from, and to reimburse the Parent Indemnitees for, any Losses (as that term is hereinafter defined) arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Company or the Stockholder Indemnitors set forth in Article III of this Agreement or any Schedule or certificate delivered by the Company or the Stockholder Indemnitors pursuant hereto; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the Closing) which are contained in this Agreement; and (iii) any claims to the extent arising out of the conduct of the business of the Company or any of its Subsidiaries prior to the Closing that are not reserved as a liability on the Reference Balance Sheet or incurred in the ordinary course of business consistent with past practice or disclosed on the Company Disclosure Schedule or involving personal injury, death, physical damage to the tangible or real property of the Company or any of its Subsidiaries or any other person which otherwise would have been covered by fire, property, casualty or liability insurance if the Company or such Subsidiary had such insurance in place for all periods prior to the Closing. For purposes of this Agreement, the term "Losses" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized by the party incurring such Loss. Notwithstanding the foregoing and subject to the last sentence of this Section 11.1(a), (i) none of the Stockholder Indemnitors shall be liable for or be obligated to indemnify any party for one or more breaches of representations or warranties of the Stockholder Indemnitors under Article III of this Agreement (other than under Sections 3.4 and 3.9) or agreements of the Company hereunder or for indemnification under Section 11.1(a) (other than to the extent arising out of Sections 3.2, 3.3, 3.4, 3.9 or Section 11.1(a)(iii)) unless the aggregate amount of all Losses arising out of such a breach or breaches exceeds $50,000 and (ii) each of the Stockholder Indemnitors shall not be liable for any Losses arising out of breaches of representations and warranties under Article III of this Agreement (other than under Sections 3.2, 3.3, 3.4 and 3.9, or for indemnification under Section 11.1(a) (other than to the extent arising out of Sections 3.2, 3.3, 3.4, 3.9 or Section 11.1(a)(iii)) in excess of the amount of Escrow Shares attributable to such Stockholder Indemnitor on deposit with the Escrow Agent. The foregoing limitations on liability of the Stockholder Indemnitors shall not apply in the event of breaches of representations or warranties arising out of fraud or willful misrepresentation on the part of the Stockholder Indemnitors.

              (b) Subject to Section 11.3 hereof, each of the Stockholders hereby severally and not jointly agrees to indemnify and hold the Parent Indemnitees harmless from, and to reimburse the Parent Indemnitees for, any Losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of such Stockholder set forth in
Article IV of this Agreement, in any other Transaction Agreement or in any Schedule or certificate delivered by such Stockholder pursuant hereto or thereto; and (ii) any breach of nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of such Stockholder under this Agreement, under any other Transaction Agreement or any Schedule or certificate delivered by such Stockholder pursuant hereto or thereto. Notwithstanding the foregoing, none of the Stockholders shall be liable for or be obligated to indemnify any party for any Losses arising out of breaches of representations or warranties under
Article IV in excess of the total consideration received by such Stockholder pursuant to this Agreement. For the purpose of recovering Losses for which Parent Indemnitees are indemnified by the Stockholder Indemnitors under this
Section 11.1(b), Parent may seek satisfaction of any such indemnification obligations directly from such Stockholder Indemnitor or seek satisfaction of any such indemnification obligations from amounts on deposit with the Escrow Agent; provided that Parent may not recover any losses in the aggregate indemnified by a Stockholder Indemnitor under this Section 11.1(b) out of Escrow Shares on deposit with the Escrow Agent in excess of such Stockholder Indemnitor's pro rata share of the amount of Escrow Shares on deposit with the Escrow Agent at the time of any such claim.

              (c) Subject to Section 11.3 hereof, Parent hereby agrees to indemnify and hold the Stockholders harmless from, and to reimburse the Stockholders for, any Losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Parent or Acquisition Corp. set forth in Article V of this Agreement or any Schedule or certificate delivered by the Parent pursuant hereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Parent or Acquisition Corp. which are contained in this Agreement or any other Transaction Agreement. Notwithstanding the foregoing, (i) neither the Parent nor the Surviving Corporation shall be liable for or be obligated to indemnify any party for one or more breaches of representations, warranties or agreements of the Parent or Acquisition Corp. hereunder unless the aggregate amount of all Losses arising out of such a breach or breaches exceeds $50,000 and (ii) the Parent and the Surviving Corporation collectively shall not be liable for any Losses arising out of breaches of representations or warranties under Article V in excess of an amount equal to the fair market value of the Escrow Shares on deposit with the Escrow Agent. The foregoing limitations on liability of Parent and the Surviving Corporation shall not apply in the event of breaches of representations, warranties or agreements arising out of fraud or willful misrepresentation on the part of Parent and Acquisition Corp.

       SECTION 11.2 NOTIFICATION OF CLAIMS. (a) Subject to the provisions of
Section 11.3 below, in the event of the occurrence of an event pursuant to which any party (the "Indemnified Party") shall seek indemnity pursuant to Section 11.1, the Indemnified Party shall provide the indemnifying party (the "Indemnifying Party") against whom indemnification is sought with prompt written notice (a "Claim Notice") of such event and shall otherwise promptly make available to the Indemnifying Party, all relevant information that is material to the claim and which is in the possession of the Indemnified Party. The Indemnified Party's failure to give a timely Claim Notice or to promptly furnish the Indemnifying Party with any relevant data and documents in connection with any Third-Party Claim (as that term is hereinafter defined) shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the Indemnifying Party.

              (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which the Indemnified Party shall be entitled under this Article XI shall be determined by (A) written agreement between the Indemnified Party and the Indemnifying Party or (B) a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, has expired and no appeal has been taken or when all appeals taken have been finally determined.

              (c) The Indemnifying Party shall have the right to elect to join in, and in such event to conduct and control, through counsel of its choosing reasonably acceptable to the Indemnified Party, the defense, settlement, adjustment or compromise of any claim of any third party (a "Third Party Claim") as to which indemnification will be sought by the Indemnified Party from the Indemnifying Party. The expense of any such defense, settlement, adjustment or compromise, including such counsel, shall be borne by the Stockholder Indemnitors with respect to indemnification sought pursuant to Section 11.1(a) and by the Stockholders against whom indemnification is sought with respect to indemnification sought pursuant to Section 11.1(b), and by the Parent with respect to indemnification sought pursuant to Section 11.1(c). Unless the Indemnifying Party elects to assume such defense, settlement, adjustment or compromise, the Indemnified Party shall have the right to settle any such Third Party Claim; provided, however, that the Indemnified Party may not effect the settlement, adjustment or compromise of any such Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In connection with any Third Party Claim, the Indemnified Party, or the Indemnifying Party if it has assumed the defense of such claim pursuant to the foregoing, shall diligently pursue the defense of such Third Party Claim.

       SECTION 11.3 DURATION. All representations and warranties set forth in the Transaction Agreements and any Schedules or certificates delivered pursuant hereto or thereto, and all covenants, agreements and undertakings of the parties contained in or made pursuant to the Transaction Agreements and any Schedules or certificates delivered pursuant hereto or thereto, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but all representations and warranties contained in the Transaction Agreements or any certificate or Schedule delivered pursuant hereto or thereto shall expire on the first anniversary of the Closing Date, at which time the indemnification provided in Article XI arising out of a breach of the representations or warranties shall terminate except with respect to any claim for indemnification made prior to the date of expiration of the survival period for such claim which shall survive until the resolution of such claim. Notwithstanding the foregoing, obligations arising from the breaches of the representations and warranties set forth in Section 3.4 or in Article IV and obligations arising from fraud shall each survive the Closing Date until expiration of the applicable statute of limitations.

       SECTION 11.4 NO CONTRIBUTION. The Stockholders hereby waive, acknowledge and agree that the Stockholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution or right of indemnity against the Company or the Surviving Corporation in connection with any indemnification payments which the Stockholders are required to make under this Article XI.

                                   ARTICLE XII

                             MISCELLANEOUS PROVISION

       SECTION 12.1 AMENDMENT. This Agreement may be amended solely by written agreement among the parties hereto prior to the Effective Time.

       SECTION 12.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

       SECTION 12.3 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 12.3):

              (a) if to the Company or the Stockholders, to:

                     eLong.com, Inc.
                     140 East 45th Street, 43rd Floor
                     New York, NY 10017
                     Attention:  Justin Tang and Peter Lerner

                     with copies to:

                     Nordlicht & Hand
                     645 Fifth Avenue
                     New York, NY 10022

                     Attention:  Ira S. Nordlicht, Esq.

                     (b)      if to the Parent or Acquisition Corp., to:

                     Mail.com, Inc.
                     11 Broadway
                     New York, New York 10004
                     Attention: Gerald Gorman

                     with a copy at the same address to:

                     David W.  Ambrosia, Esq.

                     and with a copy to:

                     Winthrop, Stimson, Putnam & Roberts
                     One Battery Park Plaza
                     New York, NY 10004
                     Attention:  Ronald A. Fleming, Jr., Esq.

            All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

       SECTION 12.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Stockholders that are natural persons, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that the Parent shall have the right to assign its rights hereunder to any affiliate thereof.

       SECTION 12.5 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Stockholders [that are natural persons], their respective heirs, administrators, executors and personal representatives) and permitted assigns and any other parties indemnified under Article XI.

       SECTION 12.6 PUBLIC ANNOUNCEMENTS. Promptly after the Closing Date, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Other than as provided in the immediately preceding sentence, none of the parties hereto shall, except as mutually agreed by the Parent and the Stockholders, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market ), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated by the Transaction Agreements.

       SECTION 12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       SECTION 12.8 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

       SECTION 12.9 ENTIRE AGREEMENT. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other Transaction Agreement and the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreement entered into among Parent, the Company and certain of the Stockholders. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreement.

       SECTION 12.10 GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the DGCL as to matters within the scope thereof and, as to all other matters, shall be governed by and construed with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the federal or state courts sitting in New York, New York and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction. Each Stockholder agrees that service of process may be made upon it by service upon Nordlicht & Hand ("N&H") at its office at 645 Fifth Avenue, New York, NY 10022-5403 in any such action, suit or proceeding against it with respect to this Agreement or any other agreements relating hereto, and hereby irrevocably designates and appoints N&H as its authorized agent upon which process may be served in any such action, suit or proceeding, it being understood that such appointment and designation shall become effective without any action on the part of any party. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon the applicable Stockholder. If N&H ceases to maintain an office in New York City, then each Stockholder shall appoint another agent for service of process in the State of New York acceptable to Mail.com.

       IN WITNESS WHEREOF, Parent, Acquisition Corp., the Company and the Stockholders have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                                      MAIL.COM, INC.

                                      By: /s/ Gary Millin
                                         ---------------------------------------
                                         Name: Gary Millin
                                         Title: President

                                      ASIA.COM, INC.

                                      By: /s/ Gary Millin
                                         ---------------------------------------
                                         Name: Gary Millin
                                         Title: President

                                      eLONG.COM, INC.

                                      By: /s/ Justin Yue Tang
                                         ---------------------------------------
                                         Name: Justin Yue Tang
                                         Title: President

                                      THE STOCKHOLDERS:


                                       /s/ Justin Yue Tang
                                      ------------------------------------------
                                      Justin Yue Tang

                                       /s/ Lee Ligang Zhang
                                      ------------------------------------------
                                      Lee Ligang Zhang

                                       /s/ Renzhong Chen
                                      ------------------------------------------
                                      Renzhong Chen

                                       /s/ Lawrence Auriana
                                      ------------------------------------------
                                      Lawrence Auriana

                                       /s/ Peter Lerner and Susan Lerner JTWROS
                                      ------------------------------------------
                                      Peter Lerner and Susan Lerner JTWROS

                                       /s/ Peter Lerner a/c/f Benjamin Lerner
                                      ------------------------------------------
                                      Peter Lerner a/c/f Benjamin Lerner

                                       /s/ Hans Utsch
                                      ------------------------------------------
                                      Hans Utsch

                                       /s/ Ira S. Nordlicht
                                      ------------------------------------------
                                      Ira S. Nordlicht

                                       /s/ Henry R. Silverman
                                      ------------------------------------------
                                      Henry R. Silverman

                                       /s/ Oscar Gruss & Son Incorporated
                                      ------------------------------------------
                                      Oscar Gruss & Son Incorporated

                                       /s/ Charles C. Baker
                                      ------------------------------------------
                                      Charles C. Baker

                                       /s/ John H. Liebee
                                      ------------------------------------------
                                      John H. Liebee